UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VISION MARINE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Québec	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

730 Boulevard du Curé-Boivin Boisbriand, Québec, Canada	J7G 2A7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-239777 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION INCLUDED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

Vision Marine Technologies Inc. (d/b/a Canadian Electric Boat Company) (the “Registrant”) hereby registers its common shares, no par value ("Common Shares") pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The description of the Common Shares contained in the sections entitled "Securities Eligible for Future Sale" and “Notice of Articles and Articles of Our Company” in the Registrant's prospectus forming part of its Registration Statement on Form F-1 (File No. 333-239777), as initially filed publicly with the U.S. Securities and Exchange Commission (the "Commission") on July 9, 2020, and as thereafter amended, to which this Form 8-A relates, is incorporated by herein by reference. Copies of such description will be filed with the Nasdaq Stock Market LLC.

Item 2.	Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 20, 2020	VISION MARINE TECHNOLOGIES INC.

/s/ Kulwant Sandher
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)